Exhibit 99.1

For Immediate Release	April 25, 2025

LANDSTAR SYSTEM TO RELEASE FIRST QUARTER RESULTS

ON TUESDAY, MAY 13, 2025

Jacksonville, FL - Landstar System, Inc. (NASDAQ: LSTR) (“Landstar” or the “Company”) announced today that it has rescheduled its 2025 first quarter earnings release and conference call with analysts and investors for Tuesday, May 13, 2025. The earnings release and conference call were previously scheduled for Tuesday, April 29, 2025. The Company also currently anticipates filing today a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission, which will provide the Company with a five-calendar day extension to file its Form 10-Q for the 2025 first quarter no later than May 13, 2025. The Company expects to file its Quarterly Report on Form 10-Q for the 2025 first quarter no later than May 13, 2025, the expiration date of the extension period.

As previously disclosed in a Form 8-K filed on April 2, 2025, during the last week of Landstar’s 2025 first quarter, the Company identified a supply chain fraud that does not involve its core North American truckload services. The rescheduling of the Company’s 2025 first quarter earnings release and the anticipated delay in filing the Company’s Form 10-Q for the 2025 first quarter relate to the ongoing evaluation of certain accounting and internal control matters in connection with this previously referenced fraud matter. It should be noted that while investigation continues, this matter relates to the Company’s international freight forwarding operations, and the Company believes that this matter is limited to the operations of one specific independent commission sales agency. The adverse financial impact to Landstar as a result of the fraud, before taking into account the cost of legal and other professional fees or any potential insurance and other recoveries, is not expected to exceed $15 million of net income, or approximately $0.43 per share on an after-tax basis.

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Landstar also announced the following 2025 first quarter highlights:

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Total revenue for the 2025 first quarter was $1.153 billion, in the upper half of the Company’s guidance range provided during its 2024 fourth quarter earnings release conference call and accompanying slide presentation, a copy of which was included as Exhibit 99.2 to the Company’s Form 8-K filed on January 29, 2025;

•

Earnings per share, prior to giving effect to any potential adverse impact from the supply chain fraud matter referenced above, was $0.95, at the upper end of the Company’s updated guidance range provided in the Company’s Form 8-K filed on April 2, 2025; and

•	The Company’s balance sheet continues to be very strong, with cash and short-term investments of approximately $473 million as of March 29, 2025.

Contact:

Jim Todd

Chief Financial Officer

904-398-9400

About Landstar:

Landstar System, Inc., is a technology-enabled, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2015 quality management system standards and RC14001:2015 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

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Forward Looking Statements Disclaimer:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements.” This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: U.S. trade relationships; an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; the impact of the Russian conflict with Ukraine on the operations of certain independent commission sales agents, including the Company’s largest such agent by revenue in the 2024 fiscal year; decreased demand for transportation services; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; potential changes in taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; regulations requiring the purchase and use of zero-emission vehicles; intellectual property; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10-K for the 2024 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.